Exhibit 5

ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE
MILWAUKEE, WISCONSIN 53202-5306
414.271.2400 TEL
414.297.4900 FAX
foley.com

CLIENT/MATTER NUMBER
112269-0103
August 2, 2018

Jason Industries, Inc.
833 East Michigan Street, Suite 900
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

We have acted as counsel for Jason Industries, Inc., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 4,000,000 additional shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which may be issued pursuant to the Jason Industries, Inc. 2014 Omnibus Incentive Plan, as amended (the “Plan”).

As such counsel, we have examined:  (i) the Plan; (ii) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (iii) the Second Amended and Restated Certificate of Incorporation and Bylaws of the Company, each as amended to date; (iv) resolutions of the Company’s Board of Directors relating to the Plan and the issuance of securities thereunder; and (v) such other documents and records and certificates of government officials as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company.

Based upon the foregoing, we are of the opinion that the 4,000,000 additional shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ FOLEY & LARDNER LLP
FOLEY & LARDNER LLP

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